BroadSoft Reports Record Fourth Quarter and Full Year 2011 Financial Results

GAITHERSBURG, MD -- (Marketwire - February 29, 2012) - BroadSoft, Inc. (NASDAQ: BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced record fourth quarter and twelve months results for the period ended December 31, 2011.

Financial Highlights for the Fourth Quarter of 2011

  Total revenue increased 13% year-over-year to $40.6 million

  GAAP gross profit equaled 83% of total revenue; non-GAAP gross profit equaled 85% of total revenue

  GAAP income from operations totaled $8.5 million or 21% of revenue; non-GAAP income from operations totaled $11.4 million or 28% of revenue

  GAAP diluted EPS equaled $0.19 per common share; non-GAAP diluted EPS equaled $0.38 per common share

Financial Highlights for the full year 2011

  Total revenue increased 44% year-over-year to $138.1 million

  GAAP gross profit increased to 82% of total revenue; non-GAAP gross profit increased to 84% of total revenue

  GAAP income from operations totaled $27.4 million or 20% of revenue; non-GAAP income from operations totaled $35.9 million or 26% of revenue

  GAAP diluted EPS equaled $1.15 per common share; non-GAAP diluted EPS equaled $1.23 per common share

Results for the three months ended December 31, 2011

Total revenue rose to $40.6 million in the fourth quarter of 2011, an increase of 13% compared to $35.8 million in the fourth quarter of 2010.

Net income for the fourth quarter of 2011 was $5.5 million, or $0.19 per diluted common share, compared to net income of $11.2 million, or $0.41 per diluted common share, in the fourth quarter of 2010.

On a non-GAAP basis, net income in the fourth quarter of 2011 was $10.6 million, or $0.38 per diluted common share, compared to non-GAAP net income of $12.2 million, or $0.44 per diluted common share, in the fourth quarter of 2010. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Results for the year ended December 31, 2011

For the full year, total revenue was $138.1 million, an increase of 44% compared to $95.6 million in 2010.

Net income for the full year of 2011 was $32.3 million, or $1.15 per diluted common share, compared to net income of $8.0 million, or $0.32 per diluted common share, in 2010. GAAP results in 2011 included an income tax benefit of $8.9 million, or $0.32 per diluted common share, resulting from the release of a tax valuation allowance.

On a non-GAAP basis, net income for the full year 2011 was $34.4 million, or $1.23 per diluted common share, compared to non-GAAP net income of $11.8 million, or $0.48 diluted common share, in 2010. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Management Commentary

"We believe our fourth quarter and full year results are a testament to the continued momentum of our hosted unified communications and SIP Trunking solutions in the marketplace," said Michael Tessler, president and chief executive officer, BroadSoft. "In 2011, we continued to aggressively execute on our strategic plan of delivering innovative communications applications to our global service provider customers by significantly enhancing our BroadWorks and BroadCloud products. We also introduced BroadTouch, our user experience clients that place the power of our UC services in the hands of end-users. We are excited by the level of interest our service provider customers have shown in all of these new capabilities."

"Our strong fourth quarter and annual results were driven by broad-based demand globally from our service provider customers and the addition of several new tier one carrier customers," said Jim Tholen, chief financial officer, BroadSoft. "Our revenue and net income were significantly above our expectations. We achieved non-GAAP gross profit of 85% of total revenue during the fourth quarter, and non-GAAP operating margins of 28%. In addition, we generated $6.7 million in cash flow from operations and ended the quarter with cash, cash equivalents and investments totaling $192 million.

"Looking forward, we believe the positive trends underlying our business will continue to drive our business, and our market position will continue to strengthen," said Mr. Tholen. "We believe the market opportunity in front of us is substantial and, as a result, our plan for 2012 is to continue to invest for this long-term opportunity."

Guidance

For the first quarter of 2012, BroadSoft anticipates revenue of $36 million to $38 million. For the first quarter, the Company expects to achieve earnings on a non-GAAP basis of $0.17 to $0.23 per diluted common share, and on a GAAP basis of $0.00 to $0.04 per diluted common share.

For the full year 2012, BroadSoft expects revenue of $158 million to $162 million. The Company anticipates full year 2012 earnings on a non-GAAP basis of $1.18 to $1.30 per diluted common share and on a GAAP basis of $0.30 to $0.36 per diluted common share.

For our guidance, we define non-GAAP earnings as earnings plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense and non cash-tax expense. See detailed explanation and a reconciliation of non-GAAP to GAAP results in the financial tables below.

Conference Call

BroadSoft will discuss its fourth quarter results and business outlook today via teleconference at 4:30 p.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or +1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.

For those unable to participate in the live call, an audio replay will be available between 7:30 p.m. Eastern Time February 29, 2012 and 11:59 p.m. Eastern Time March 17, 2012 by calling 1-855-859-2056 or +1-404-537-3406, with Conference ID 41057152. A recording of the call will be available two hours following the conclusion of the call at http://investors.broadsoft.com until March 29, 2012.

BroadSoft has provided in this release, and will provide on this afternoon's teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft's ongoing operational performance. BroadSoft's management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance by excluding certain non-cash expenses. BroadSoft may in the future include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft's industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this afternoon's teleconference to the most directly comparable GAAP financial measures is set forth below.

Non-GAAP net income and net income per common share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets and non-cash interest expense on the Company's convertible notes and excluding the net effect of any non-cash tax expense or benefit. BroadSoft defines non-GAAP income per common share as non-GAAP net income divided by the weighted average common shares outstanding. Also, in calculating non-GAAP net income per common share for the full year ended December 31, 2010, BroadSoft adjusted the GAAP weighted average common shares outstanding to include shares of redeemable convertible preferred stock on an "as-if-converted to common stock" basis. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods.

Non-GAAP gross margin, license gross margin and maintenance and services gross margin. BroadSoft defines non-GAAP gross margin as gross margin plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross margin to be a useful metric for management and its investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft's sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross margin between license and maintenance services, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross margin.

Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft's core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense, non-cash interest expense and non-cash tax expense. BroadSoft believes that expressing expenses closer to a cash basis is a useful metric and is the basis of how management evaluates the business.

The presentation of non-GAAP net income, non-GAAP net income per common share, non-GAAP gross margin, non-GAAP income from operations and other non-GAAP financial measures in this release and on this afternoon's teleconference is not meant to be a substitute for "net income," "net income per common share," "gross margin," "income from operations" or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft's definition of "non-GAAP net income," "non-GAAP net income per common share," "non-GAAP gross margin," "non-GAAP income from operations" and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify "non-GAAP net income," "non-GAAP net income per share," "non-GAAP gross margin," "non-GAAP income from operations" and such other non-GAAP measures by excluding these expenses and gains.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as "anticipate," "believe," "continue," "enable," "expect," "forward," "will," and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding BroadSoft's future financial performance set forth under the heading "Guidance." The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: BroadSoft's dependence on the success of BroadWorks® and on its service provider customers to sell services using its applications; claims that BroadSoft infringes the intellectual property rights of others; its dependence in large part on service providers' continued deployment of, and investment in, their IP-based networks; and its ability to expand its product offerings, as well as those factors contained in the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, or SEC, on February 29, 2012, and in BroadSoft's other filings with the SEC. All information in this release is as of February 29, 2012. Except as required by law, BroadSoft undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in its expectations.

About BroadSoft

BroadSoft provides software that enables mobile, fixed-line and cable service providers to deliver voice and multimedia services over their IP-based networks. The Company's software, BroadWorks®, enables service providers to provide enterprises and consumers with a range of cloud-based, or hosted, IP multimedia communications, such as hosted IP private branch exchanges, video calling, unified communications, collaboration and converged mobile and fixed-line services.

Financial Statements

The financial statements set forth below are not the complete set of BroadSoft's financial statements for the quarter and year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft's Annual Report on Form 10-K for the year ended December 31, 2011, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-K may be retrieved from the SEC's website at www.sec.gov or from BroadSoft's website at www.broadsoft.com.

                               BroadSoft, Inc.
                         Consolidated Balance Sheets
                                 (Unaudited)

                                                December 31,   December 31,
                                                    2011           2010
                                               -------------  -------------
                                                (In thousands, except share
                                                    and per share data)
Assets:
Current assets:
  Cash and cash equivalents                    $      94,072  $      47,254
  Short-term investments                              92,749         13,703
  Accounts receivable, net of allowance for
   doubtful accounts of $54 and $38 at
   December 30, 2011 and 2010, respectively           47,048         40,491
  Deferred tax asset                                  12,968              -
  Other current assets                                 4,435          4,866
                                               -------------  -------------
    Total current assets                             251,272        106,314
                                               -------------  -------------
Long-term assets:
  Property and equipment, net                          4,221          3,590
  Long-term investments                                5,000          4,970
  Restricted cash                                        959            972
  Intangible assets, net                               8,842          3,709
  Goodwill                                            17,276          6,226
  Other long-term assets                               3,386          1,575
                                               -------------  -------------
    Total long-term assets                            39,684         21,042
                                               -------------  -------------
      Total assets                             $     290,956  $     127,356
                                               =============  =============
Liabilities and stockholders' equity:
Current liabilities:
  Accounts payable and accrued expenses        $      14,999  $      12,439
  Notes payable and bank loans, current
   portion                                               891          1,170
  Deferred revenue, current portion                   55,372         57,437
                                               -------------  -------------
      Total current liabilities                       71,262         71,046

Convertible senior notes                              81,737              -
Notes payable and bank loans                             461            800
Deferred revenue, net of current portion               1,764          1,827
Deferred tax liability                                 1,433              -
Other long-term liabilities                            1,056          1,138
                                               -------------  -------------
      Total liabilities                              157,713         74,811
                                               -------------  -------------

Stockholders' equity:

  Preferred stock, $0.01 par value per share;
   5,000,000 shares authorized at December 31,
   2011 and 2010; no shares issued and
   outstanding at December 31, 2011 and 2010               -              -
  Common stock, par value $0.01 per share;
   100,000,000 shares authorized at December
   31, 2011 and 2010; 27,106,393 and
   25,452,227 shares issued and outstanding at
   December 31, 2011 and 2010, respectively              271            255
  Additional paid-in capital                         191,714        142,508
  Accumulated other comprehensive loss                (2,557)        (1,736)
  Accumulated deficit                                (56,185)       (88,482)
                                               -------------  -------------
Total stockholders' equity                           133,243         52,545
                                               -------------  -------------
Total liabilities and stockholders' equity     $     290,956  $     127,356
                                               =============  =============

                               BroadSoft, Inc.
                    Consolidated Statements of Operations
                                 (Unaudited)

                                       Three Months Ended     Year ended
                                          December 31,       December 31,
                                      ------------------- ------------------
                                         2011      2010     2011      2010
                                      --------- --------- --------  --------
                                       (In thousands, except per share data)
Revenue:
  License                             $  25,482 $  21,086 $ 77,289  $ 53,302
  Maintenance and services               15,069    14,688   60,775    42,321
                                      --------- --------- --------  --------
    Total revenue                        40,551    35,774  138,064    95,623

Cost of revenue:
  License                                 1,579     1,263    5,475     4,879
  Maintenance and services                4,686     3,813   18,204    14,369
  Amortization of intangibles               569       223    1,295       794
                                      --------- --------- --------  --------
    Total cost of revenue                 6,834     5,299   24,974    20,042
                                      --------- --------- --------  --------

Gross profit                             33,717    30,475  113,090    75,581

Operating expenses:
  Sales and marketing                    12,234     9,217   38,376    31,818
  Research and development                7,611     5,386   27,744    19,616
  General and administrative              5,383     3,874   19,534    14,103
                                      --------- --------- --------  --------
    Total operating expenses             25,228    18,477   85,654    65,537
                                      --------- --------- --------  --------

Income from operations                    8,489    11,998   27,436    10,044

Other expense (income):
Income before income taxes                6,889    11,998   24,122     9,165
  (Benefit from) provision for income
   taxes                                  1,423       807   (8,175)    1,169
                                      --------- --------- --------  --------
Net income                            $   5,466 $  11,191 $ 32,297  $  7,996
                                      ========= ========= ========  ========

Net income per common share available
 to BroadSoft, Inc. common
 stockholders:
  Basic                               $    0.20 $    0.45 $   1.21  $   0.49
  Diluted                             $    0.19 $    0.41 $   1.15  $   0.32

Weighted average common shares
 outstanding:
  Basic                                  27,065    24,851   26,603    16,263
  Diluted                                28,142    27,444   27,987    24,721

Stock-based compensation expense
 included above:
  Cost of revenue                     $     352 $      55 $    916  $    210
  Sales and marketing                       769       279    1,984       882
  Research and development                  638       174    1,901       638
  General and administrative                549       294    2,400     1,278

                 Summary of Consolidated Cash Flow Activity
                                 (Unaudited)

                                                    Year Ended December 31,
                                                   ------------------------
                                                       2011         2010
                                                   -----------  -----------
                                                        (in thousands)
        Net cash provided by operating activities       28,575       19,386
        Net cash used in investing activities          (99,136)     (24,274)
        Net cash provided by financing activities      117,431       29,203

                               BroadSoft, Inc.

                Reconciliation of Non-GAAP Financial Measures
                                 (Unaudited)

                                                Three
                          Three Months Ended    Months      Years Ended
                             December 31,       Ended       December 31,
                                              September
                            2011      2010     30, 2011    2011      2010
                          --------  --------  ---------  --------  --------
                                            (In thousands)

Non-GAAP gross profit:
GAAP gross profit         $ 33,717  $ 30,475  $  29,601  $113,090  $ 75,581
  (percent of total
   revenue)                     83%       85%        83%       82%       79%
Plus:
  Stock-based
   compensation expense        352        55        287       916       210
  Amortization of
   acquired intangible
   assets                      569       223        236     1,295       794
                          --------  --------  ---------  --------  --------

Non-GAAP gross profit     $ 34,638  $ 30,753  $  30,124  $115,301  $ 76,585
                          ========  ========  =========  ========  ========
  (percent of total
   revenue)                     85%       86%        84%       84%       80%

GAAP license gross profit $ 23,334  $ 19,600  $  15,903  $ 70,519  $ 47,629
  (percent of related
   revenue)                     92%       93%        91%       91%       89%
Plus:
  Stock-based
   compensation expense        128        20        110       331        89
  Amortization of
   acquired intangible
   assets                      569       223        236     1,295       794

Non-GAAP license gross
 profit                   $ 24,031  $ 19,843  $  16,249  $ 72,145  $ 48,512
                          ========  ========  =========  ========  ========
  (percent of related
   revenue)                     94%       94%        93%       93%       91%

GAAP maintenance and
 services gross profit    $ 10,383  $ 10,875  $  13,698  $ 42,571  $ 27,952
  (percent of related
   revenue)                     69%       74%        75%       70%       66%
Plus:
  Stock-based
   compensation expense        224        35        177       585       121

Non-GAAP maintenance and
 services gross profit    $ 10,607  $ 10,910  $  13,875  $ 43,156  $ 28,073
                          ========  ========  =========  ========  ========
  (percent of related
   revenue)                     70%       74%        76%       71%       66%

                               BroadSoft, Inc.

          Reconciliation of Non-GAAP Financial Measures (continued)
                                 (Unaudited)

                                                Three
                          Three Months Ended    Months      Years Ended
                             December 31,       Ended       December 31,
                                              September
                            2011      2010     30, 2011    2011      2010
                          --------  --------  ---------  --------  --------
                                            (In thousands)
Non-GAAP income from
 operations:
GAAP income from
 operations               $  8,489  $ 11,998  $   9,164  $ 27,436  $ 10,044
  (percent of total
   revenue)                     21%       34%        26%       20%       11%
Plus:
  Stock-based
   compensation expense      2,308       802      1,890     7,201     3,008
  Amortization of
   acquired intangible
   assets                      569       223        236     1,295       794
                          --------  --------  ---------  --------  --------

Non-GAAP income from
 operations               $ 11,366  $ 13,023  $  11,290  $ 35,932  $ 13,846
                          ========  ========  =========  ========  ========
  (percent of total
   revenue)                     28%       36%        32%       26%       14%

GAAP operating expense    $ 25,228  $ 18,477  $  20,437  $ 85,654  $ 65,537

Less:
  Stock-based
   compensation expense      1,956       747      1,603     6,285     2,798
                          --------  --------  ---------  --------  --------

Non-GAAP operating
 expense                  $ 23,272  $ 17,730  $  18,834  $ 79,369  $ 62,739
                          ========  ========  =========  ========  ========
  (as percent of total
   revenue)                     57%       50%        53%       57%       66%

GAAP sales and marketing
 expense                  $ 12,234  $  9,217  $   8,581  $ 38,376  $ 31,818

Less:
  Stock-based
   compensation expense        769       279        466     1,984       882
                          --------  --------  ---------  --------  --------

Non-GAAP sales and
 marketing expense        $ 11,465  $  8,938  $   8,115  $ 36,392  $ 30,936
                          ========  ========  =========  ========  ========
  (as percent of total
   revenue)                     28%       25%        23%       26%       32%

GAAP research and
 development expense      $  7,611  $  5,386  $   6,587  $ 27,744  $ 19,616

Less:
  Stock-based
   compensation expense        638       174        506     1,901       638
                          --------  --------  ---------  --------  --------

Non-GAAP research and
 development expense      $  6,973  $  5,212  $   6,081  $ 25,843  $ 18,978
                          ========  ========  =========  ========  ========
  (as percent of total
   revenue)                     17%       15%        17%       19%       20%

GAAP general and
 administrative expense   $  5,383  $  3,874  $   5,269  $ 19,534  $ 14,103

Less:
  Stock-based
   compensation expense        549       294        631     2,400     1,278
                          --------  --------  ---------  --------  --------

Non-GAAP general and
 administrative expense   $  4,834  $  3,580  $   4,638  $ 17,134  $ 12,825
                          ========  ========  =========  ========  ========
  (as percent of total
   revenue)                     12%       10%        13%       12%       13%

                               BroadSoft, Inc.

          Reconciliation of Non-GAAP Financial Measures (continued)
                                 (Unaudited)

                               Three Months     Three
                                  Ended         Months      Years Ended
                               December 31,     Ended       December 31,
                                              September
                              2011     2010    30, 2011    2011      2010
                            -------- -------- ---------  --------  --------
                                 (In thousands, except per share data)
Non-GAAP net income and
 income per share:
GAAP net income             $  5,466 $ 11,181 $   7,345  $ 32,297  $  7,992

Adjusted for:
  Stock-based compensation
   expense                     2,308      802     1,890     7,201     3,008
  Amortization of acquired
   intangible assets             569      223       236     1,295       794
  Non-cash interest expense
   on our convertible notes    1,230        -     1,159     2,561         -
  Tax provision (benefit)
   related to valuation
   allowance release           1,064        -       (84)   (8,946)        -
                            -------- -------- ---------  --------  --------

Non-GAAP net income         $ 10,637 $ 12,206 $  10,546  $ 34,408  $ 11,794
                            ======== ======== =========  ========  ========

GAAP net income per basic
 common share               $   0.20 $   0.45 $    0.27  $   1.21  $   0.49

Adjusted for:
  Adjustment for preferred
   stock conversion (1)            -        -         -         -     (0.13)
  Stock-based compensation
   expense                      0.09     0.03      0.07      0.27      0.13
  Amortization of acquired
   intangible assets            0.02     0.01      0.01      0.05      0.04
  Non-cash interest expense
   on our convertible notes     0.04        -      0.04      0.10         -
  Tax provision (benefit)
   related to valuation
   allowance release            0.04        -     (0.00)    (0.34)        -
                            -------- -------- ---------  --------  --------

Non-GAAP net income per
 basic common share         $   0.39 $   0.49 $    0.39  $   1.29  $   0.53
                            ======== ======== =========  ========  ========

GAAP net income per diluted
 common share               $   0.19 $   0.41 $    0.26  $   1.15  $   0.32

Adjusted for:
  Stock-based compensation
   expense                      0.08     0.02      0.07      0.26      0.12
  Amortization of acquired
   intangible assets            0.02     0.01      0.01      0.05      0.04
  Non-cash interest expense
   on our convertible notes     0.05        -      0.04      0.09         -
  Tax benefit related to
   valuation allowance
   release                      0.04        -         -     (0.32)        -
                            -------- -------- ---------  --------  --------

Non-GAAP net income per
 diluted common share       $   0.38 $   0.44 $    0.38  $   1.23  $   0.48
                            ======== ======== =========  ========  ========

Non-GAAP weighted average
 shares outstanding: (2)
GAAP weighted average
 shares outstanding                                                  16,263

Adjusted for:
  Adjustment for
   convertible preferred
   stock conversion                                                   6,073

Non-GAAP weighted average
 shares outstanding                                                  22,336

(1) For purposes of the calculation of non-GAAP net income per basic and diluted common share for the year ended December 31, 2010, GAAP weighted average shares outstanding was adjusted as if the conversion of all shares of redeemable convertible preferred stock into common stock occurred at the beginning of the period.
(2) For the calculation of GAAP weighted average shares outstanding for the year ended December 31, 2011, the shares of common stock underlying shares of redeemable convertible preferred stock were not included for the period prior to the Company's initial public offering of its common stock, whereas for the non-GAAP weighted average shares outstanding, the conversion of all shares of redeemable convertible preferred stock was assumed to have occurred at the beginning of the period.

                               BroadSoft, Inc.

           Reconciliation of Expected Non-GAAP Financial Measures
                                 (Unaudited)

Guidance

                                  Three Months Ending   Year Ending December
                                     March 31, 2012           31, 2012
                                 --------------------- ---------------------
                                   Low End   High End    Low End   High End
                                 ---------- ---------- ---------- ----------
                                    (In thousands, except per share data)
Non-GAAP net income:

GAAP net income                  $        - $    1,200 $    8,500 $   10,300

Adjusted for:
  Stock-based compensation
   expense                            3,100      3,100     11,700     11,700
  Amortization of acquired
   intangible assets                    550        550      2,200      2,200
  Non-cash interest expense on
   our convertible notes              1,250      1,250      5,100      5,100
  Non-cash tax provision                  -        550      6,000      7,600
                                 ---------- ---------- ---------- ----------

Non-GAAP net income              $    4,900 $    6,650 $   33,500 $   36,900
                                 ========== ========== ========== ==========

Non-GAAP net income per share:

GAAP net income per diluted
 common share                    $        - $     0.04 $     0.30 $     0.36

Adjusted for:
  Stock-based compensation
   expense                             0.11       0.11       0.41       0.41
  Amortization of acquired
   intangible assets                   0.02       0.02       0.08       0.08
  Non-cash interest expense on
   our convertible notes               0.04       0.04       0.18       0.18
  Non-cash tax provision                  -       0.02       0.21       0.27
                                 ---------- ---------- ---------- ----------

Non-GAAP net income per diluted
 common share                    $     0.17 $     0.23 $     1.18 $     1.30
                                 ========== ========== ========== ==========

BSFT-F

Contact Information

For further information contact:

Investor Relations:
Monica Gould
+1-212-871-3927
monica@blueshirtgroup.com

Industry Analyst / Media Relations:
Elaine Myada
+1-240-720-9558
emyada@broadsoft.com

Brian Lustig
+1-301-775-6203
brian@lustigcommunications.com